EXHIBIT 21.1


                         SUBSIDIARIES OF CRYOLIFE, INC.



Subsidiary                                           Jurisdiction
- ----------                                           ------------

Ideas for Medicine, Inc.                             Florida
CryoLife Technology, Inc.                            Nevada
CryoLife Foreign Sales, Inc.                         Barbados
CryoLife Europa, LTD.                                United Kingdom
AuraZyme Pharmaceuticals, Inc.                       Florida





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